UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of SunCoke Energy, Inc. (the “Company”) was held on May 4, 2017. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of two directors, Peter B. Hamilton and James E. Sweetnam, to the class of directors whose term expires in 2020, the vote was as follows:

Nominee	Votes For	Votes Against	No. of Shares Abstaining
Peter B. Hamilton	47,893,690	3,040,059	43,731
James E. Sweetnam	50,475,169	457,466	44,845

Number of broker non-votes: 6,538,383.

2. On the matter of the non-binding advisory vote to approve the Company’s executive compensation, the vote was as follows:

Votes For	Votes Against	Votes Abstained
48,541,351	2,349,505	86,624

Number of broker non-votes: 6,538,383.

3. On the matter of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, the vote was as follows:

Votes For	Votes Against	Votes Abstained
57,356,759	92,542	66,562

There were no broker non-votes with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ John J. DiRocco Jr.
John J. DiRocco Jr.
Vice President, Assistant General Counsel and Corporate Secretary

Date: May 5, 2017